Exhibit 10.1

LOAN AGREEMENT

BY AND BETWEEN

ILLINOIS FINANCE AUTHORITY

AND

COMMONWEALTH EDISON COMPANY

$50,000,000

POLLUTION CONTROL REVENUE REFUNDING BONDS

(COMMONWEALTH EDISON COMPANY PROJECT)

SERIES 2008D

DATED AS OF APRIL 15, 2008

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ARTICLE VII MISCELLANEOUS		19
Section 7.1	Notices	19
Section 7.2	Assignments	19
Section 7.3	Amendments	19
Section 7.4	Further Assurances	19
Section 7.5	Governing Law	19
Section 7.6	Severability	20
Section 7.7	Execution of Counterparts	20
Section 7.8	Term of Agreement	20
Section 7.9	Indenture Provisions	20
Section 7.10	Annual Certificate	20
Section 7.11	Supplements and Amendments to Agreement; Waivers	20

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LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of April 15, 2008, by and between the ILLINOIS FINANCE AUTHORITY, a body politic and corporate duly organized and existing under and by virtue of the Constitution and the laws of the State of Illinois (the “Authority”), and COMMONWEALTH EDISON COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Borrower”).

RECITALS

The Authority is authorized by the Illinois Environmental Facilities Financing Act, 20 ILCS 3515/1 et seq., as amended and supplemented (the “Environmental Act”), and the Illinois Finance Authority Act, 20 ILCS 3501/801-1 et seq., as amended and supplemented (the “Act”), to issue bonds to finance pollution control and environmental facilities and to refund those bonds.

The Illinois Development Finance Authority (a predecessor entity to the Authority) (“IDFA”) issued its $50,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 1994C (the “Original Bonds”) and loaned proceeds of those bonds to the Borrower for the purpose of financing the acquisition and construction of the air and water pollution facilities and disposal facilities, at the electric generating plants set forth in Exhibit A to this Agreement (collectively, the “Project”).

IDFA previously issued its $50,000,000 Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2003C (the “Prior Bonds”) to refund an equal principal amount of the Original Bonds.

In furtherance of the purposes set forth in the Act, the Authority is undertaking the refunding of the outstanding $50,000,000 principal amount of the Prior Bonds by the issuance and sale of its Pollution Control Revenue Refunding Bonds (Commonwealth Edison Company Project) Series 2008D (the “Bonds”). The Bonds are to be issued pursuant the Indenture (as defined below), and to be secured and to be payable solely from the revenues and receipts and other amounts received by the Authority pursuant to this Agreement and the Borrower Bonds, all as provided in the Indenture.

The Bonds issued under the Indenture will be secured by an assignment and pledge to the bond trustee of this Agreement and the Borrower Bonds issued under a Supplemental Borrower Indenture all as defined in the Indenture.

Accordingly, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

ARTICLE I

DEFINITIONS

All words and terms defined in Article I of the Indenture shall have the same meanings in this Agreement. In addition, when used in this Agreement, words defined elsewhere in this Agreement (including the Recitals) shall have the meanings set forth therein, and the following words shall have the following meanings.

“Indenture” means the Bond Indenture dated as of April 15, 2008, between the Authority and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Bonds are authorized to be issued, including any indentures supplemental to it as permitted in the Indenture.

“Official Statement” means the Official Statement dated May 5, 2008 describing the Bonds, as the same may be supplemented from time to time.

ARTICLE II

REPRESENTATIONS

Section 2.1 Representations and Warranties of the Authority. The Authority represents as follows:

(a) The Authority is a body politic and corporate validly created and existing under the Act, is authorized to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder, and has been duly authorized to execute and deliver this Agreement, the Bonds, the Indenture and the Tax Certificate and Agreement;

(b) It is the Authority’s understanding, based upon certain representations of the Borrower, that the issuance and sale of the Bonds and the loan of the proceeds of the Bonds to the Borrower (which proceeds, along with certain other moneys, will be applied for the benefit of the Borrower) is to provide a portion of the moneys required to refund on a current basis all of the outstanding Prior Bonds, the proceeds of which were used to finance or re-finance the costs of the Project.

(c) To provide funds to loan to the Borrower for the purposes described in (b) above, the Authority has authorized its Bonds in the aggregate principal amount of $50,000,000 to be issued upon the terms set forth in the Indenture, under the provisions of which the Authority’s interest in this Agreement and the payments of principal, premium, if any, interest and other revenues hereunder (other than the rights of the Authority under Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8, 6.3, 7.2 and 7.4 of this Agreement (“Unassigned Authority Rights”)), have been assigned to the Trustee pursuant to the Indenture and under the Borrower Bonds pledged and assigned to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. The Authority covenants that it has not and will not pledge or assign its interest in this Agreement, or the revenue and receipts derived pursuant to this Agreement, excepting Unassigned Authority Rights, other than to the Trustee under the Indenture to secure the Bonds.

(d) To the best of its knowledge, no member of the Authority or officer, agent or employee thereof is, in his or her own name or in the name of a nominee, an officer, director or holder of an ownership interest of more than 7-1/2% in any Person, which is, in its own name or in the name of a nominee, a party to any contract or agreement upon which the member or officer, agent or employee may be called upon to act or vote in connection with the Project.

(e) To the best of its knowledge, no member of the Authority or officer, agent or employee thereof is, in his or her own name or in the name of a nominee, a holder of any direct or indirect interest (other than a prohibited interest described in paragraph (d) above) in any contract or agreement upon which the member or officer, agent or employee may be called upon to act or vote in connection with the Project, except for direct or indirect interests (other than prohibited interests), (i) which such member, officer, agent or employee has disclosed to the Secretary of the Authority prior to the taking of final action by the Authority with respect to such contract or agreement in the manner required by Section 845-45(b) of the Act, which disclosure has been publicly acknowledged by the Authority and entered upon the minutes of the Authority, and (ii) as to which the member, officer, agent or employee has refrained from taking the actions described in said Section 845-45(b).

(f) Neither the Authority’s execution of this Agreement, its consummation of the transaction contemplated on its part hereby, nor the Authority’s fulfillment or compliance with the terms and conditions hereof conflicts with or results in a breach of the terms, conditions and provisions of any material restriction, agreement or instrument to which the Authority is a party, or by which it or any of its property is bound, or constitutes a default under any of the foregoing.

(g) Subject to the limitation on the Authority’s liability as provided in this Agreement and in the Indenture, the Authority has not knowingly engaged in, and will not knowingly engage in, any action which would impair the exclusion of interest paid on the Bonds from the federal gross income of the owners of the Bonds (other than while held by a “substantial user” or a “related person” within the meaning of the Code, of the facilities financed by the Bonds).

(h) This Agreement, the Tax Certificate and Agreement and the Indenture have each been duly authorized, executed and delivered by the Authority and each constitutes the legal, valid and binding obligation of the Authority enforceable against the Authority in accordance with its terms.

(i) To the knowledge of the Authority, there is no litigation or proceeding pending or threatened against or affecting the Authority which would adversely affect the validity of this Agreement, the Indenture, the Tax Certificate and Agreement or the Bonds or the ability of the Authority to comply with its obligations under this Agreement, the Indenture, the Tax Certificate and Agreement or the Bonds.

(j) The Authority finds and determines that, based on representations of the Borrower, all requirements of the Act and the Environmental Act have been complied with and that the refunding of the financing of the Project through the issuance of the Bonds will further the public purposes of the Act and the Environmental Act. The Project constitutes and will constitute “environmental facilities” as that term is defined in the Environmental Act.

(k) Neither the Executive Director of the Authority nor any of the members or officers of the Authority have any interests in the Borrower and none of them are in violation of the Act or the Environmental Act with respect to the transactions contemplated by this Agreement.

(l) Subject to the limitations on the Authority’s liability as provided in this Agreement and in the Indenture, so long as any of the Bonds remain outstanding and except as may be authorized by the Indenture, the Authority will not issue or sell any bonds or obligations, other than the Bonds, the principal of or premium, if any, or interest on which will be payable from payments made under this Agreement or amounts held under the Indenture. The Authority shall have the right to request an opinion of counsel at the Borrower’s expense with respect to its compliance with the preceding sentence.

Section 2.2 Representations and Warranties by the Borrower. The Borrower makes the following representations and warranties as the basis for its covenants herein:

(a) The Borrower is a corporation duly incorporated under the laws of the State of Illinois, is in good standing and duly authorized to conduct its business in the State of Illinois, is duly authorized and has full power under all applicable laws and its restated articles of incorporation and by-laws to create, issue, enter into, execute and deliver, as the case may be, this Agreement, the Tax Certificate and Agreement, the Purchase Contract, the Initial Reimbursement Agreement, the Remarketing Agreement, the Supplemental Borrower Indenture and the Borrower Bonds (collectively, the “Borrower Agreements”).

(b) The execution and delivery of the Borrower Agreements on the Borrower’s part have been duly authorized by all necessary corporate action, and neither the Borrower’s execution and delivery of the Borrower Agreements, the Borrower’s consummation of the transactions contemplated on its part thereby, nor the Borrower’s fulfillment of or compliance with the terms and conditions thereof, violates the restated articles of incorporation or by-laws of the Borrower or conflicts with or results in a material breach of any material agreement or instrument to which the Borrower is now a party or by which it is bound (except for any such breaches for which the Borrower has obtained a waiver or a required consent), or constitutes a material default (or would constitute a material default with due notice or the passage of time or both) under any such material agreement or instrument.

(c) The Project (i) is comprised of certain pollution control facilities or solid waste control facilities at the electric generating plants listed in Exhibit A hereto, and (ii) the pollution control facilities constitute “environmental facilities” as defined in the Environmental Act. No portion of the Project includes any property used or to be used for sectarian instruction or study or as a place for devotional activities or religious worship or any property which is used or to be used primarily in connection with any part of the program of a school or department of divinity for any religious denomination.

(d) No litigation, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened in writing against the Borrower seeking to restrain, enjoin or in any way limit the approval or execution and delivery of the Borrower Agreements or which would in any manner challenge or adversely affect the corporate existence or powers of the Borrower to enter into and carry out the transactions described in or contemplated by or the execution, delivery, validity or performance by the Borrower of the Borrower Agreements. In addition, except as described in the Official Statement, no litigation, proceedings or investigations are pending or, to the knowledge of the Borrower, threatened in writing against the Borrower, except litigation, proceedings or investigations involving claims for which the probable ultimate recoveries and the estimated costs and expenses of defense, in the opinion of management of the Borrower (i) will be entirely within the applicable insurance policy limits (subject to applicable deductibles) or are not in excess of the total of the available assets held under applicable self-insurance programs or (ii) will not have a material adverse effect on the operations or condition, financial or otherwise, of the Borrower on a consolidated basis.

(e) The (i) consolidated statements of income, cash flows and changes in shareholders’ equity of the Borrower for each of the fiscal years ended December 31, 2005, 2006 and 2007 and the consolidated balance sheet as of December 31, 2006 and 2007, together with the reports thereon of PricewaterhouseCoopers LLP, independent registered public accounting firm, and (ii) consolidated statements of income, cash flows and changes in shareholders’ equity of the Borrower for the three months ended March 31, 2007 and 2008, and the consolidated balance sheet as of March 31, 2008, all included in the Official Statement, fairly present in all material respects the financial condition of the Borrower as of said dates, and the results of the operations of the Borrower for each of such periods, respectively, all in accordance with generally accepted accounting principles consistently applied except as stated in the notes thereto and, in the case of the statements referred to in clause (ii), the absence of certain notes and subject to year-end adjustments; and there has been no material adverse change in the condition, financial or otherwise, of the Borrower on a consolidated basis since December 31, 2007 from that set forth in the information so utilized except as disclosed in the Official Statement.

(f) The information used in the preparation of the financial statements referred to in paragraph (e) above, this Agreement, the Tax Certificate and Agreement and any other written statement furnished by the Borrower to the Authority (including the descriptions and information contained in the Official Statement relating to (i) the Borrower and the Project, (ii) the operations and financial and other affairs of the Borrower, (iii) the application by the Borrower of the proceeds to be received by it from the loan of the proceeds of sale of the Bonds, and (iv) the participation by the Borrower in the transactions contemplated herein and in the Official Statement) do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no fact which the Borrower has not disclosed to the Authority in writing which materially adversely affects or, so far as the Borrower can now foresee, will materially adversely affect the financial condition of the Borrower on a consolidated basis, or the Borrower’s ability to make payments under this Agreement when and as the same become due and payable.

(g) Compliance by the Borrower with the provisions of the Borrower Agreements will not involve, to the extent applicable, any prohibited transaction within the meaning of the Employee Retirement Income Security Act of 1974, as amended (herein sometimes referred to as “ERISA”), or Section 4975 of the Code. No “employee pension benefit plans”, that are subject to Title IV of ERISA (herein sometimes referred to as “Plans”), maintained by the Borrower, nor any trust created thereunder, have incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA, to the extent applicable.

(h) The representations and certifications contained in the Tax Certificate and Agreement and the Project Agreement and Certificate are true and correct, and are incorporated by reference herein.

(i) The Borrower has obtained the approval and authorization of the Illinois Commerce Commission to borrow money, enter into loan agreements and issue and deliver mortgage bonds as collateral for loan agreements. That approval includes approval for this Agreement and the issuance of the Borrower Bonds to the Trustee as assignee of the Authority. No further or additional approval, authorization or consent of any governmental or public agency or authority is required in connection with the execution and delivery by the Borrower of the Borrower Agreements.

(j) The information contained in the written documents relating to the Project and the use of the proceeds of the Original Bonds, the Prior Bonds and the Bonds provided by the Borrower to the Authority and bond counsel for the Bonds is true and correct in all material respects.

ARTICLE III

THE PROJECT; ISSUANCE OF THE BONDS

Section 3.1 Completed Project. The Borrower completed the acquisition, construction, installation and equipping of the Project in accordance with the representations of the Borrower made in connection with the issuance of the Original Bonds.

Section 3.2 Agreement to Issue Bonds; Application of Bond Proceeds. In order to provide for the refunding of the outstanding principal amount of the Prior Bonds, the Authority agrees that it will issue and sell its Bonds in the aggregate principal amount of $50,000,000 and will cause them to be delivered to their purchasers. The Bonds shall bear interest and mature as set forth in the Indenture. The Authority will loan the proceeds received from the sale of the Bonds to the Borrower by depositing the proceeds with the Trustee in accordance with Section 3.02 of the Indenture.

Section 3.3 Covenants and Representations with Respect to Arbitrage. The Authority, to the extent it has any control over proceeds of the Bonds and subject to the limitations on its liability as provided in this Agreement and in the Indenture, and the Borrower covenant and represent to each other and to and for the benefit of the purchasers and owners of the Bonds from time to time Outstanding that so long as any of the Bonds remain Outstanding, amounts on deposit in any fund in connection with the Bonds, whether or not such amounts were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code, and any lawful regulations promulgated under it, as the same exist on this date, or may from time to time in this Agreement be amended, supplemented or revised.

The Borrower also covenants for the benefit of the Bondholders to comply with all of the provisions of the Tax Certificate and Agreement. The Borrower reserves the right, however, to make any investment of such amounts permitted by Illinois law, if, when and to the extent that Section 148 of the Code or regulations promulgated under it shall be repealed or relaxed or shall be held void by final judgment of a court of competent jurisdiction, but only upon receipt of a Favorable Opinion of Bond Counsel with respect to such investment.

Section 3.4 Authority’s and Trustee’s Right of Access to the Project. The Borrower agrees that, during the term of this Agreement, it will use reasonable efforts to assure that the Authority, the Trustee, and their duly authorized agents shall have the right, but they shall be under no duty or obligation to exercise this right, during regular business hours, with reasonable notice, to enter upon the premises and examine and inspect the Project, subject to such limitations, restrictions and requirements as the Borrower may reasonably prescribe.

Section 3.5 Maintenance and Repair; Insurance. The Borrower will use reasonable efforts to cause the Project to be maintained in a safe and sound operating condition, cause to be made from time to time all needed material repairs thereto, and cause to be maintained reasonable amounts of insurance coverage with respect to the Project.

ARTICLE IV

LOAN AND BORROWER BONDS

Section 4.1 The Payment of the Loan and the Other Amounts.

(a) The Authority agrees, upon the terms and conditions in this Agreement, to lend to the Borrower the proceeds received by the Authority from the sale of the Bonds in order to provide for the refunding of the outstanding principal amount of the Prior Bonds by depositing the same with the Trustee in accordance with Section 3.02 of the Indenture. The Borrower shall, at its own expense, pay to the trustee for the Prior Bonds on the date of delivery of the Bonds, all amounts in excess of the proceeds of the Bonds necessary to accomplish that refunding, without any right of reimbursement from the Authority.

(b) The Borrower agrees to repay the loan from the Authority in connection with the issuance of the Bonds by making payments in amounts and at times, but in any event not later than 2:30 p.m. New York City time on the date such payment is due, sufficient to pay when due the principal of and interest and any premium on the Bonds. The Borrower approves the form, terms and provisions of the Indenture and the issuance by the Authority of the Bonds, including but not limited to, the maturity, interest rates and redemption terms of the Bonds.

To repay the loan, the Borrower also agrees to make all payments when due on the Borrower Bonds.

(c) The Borrower agrees to pay in the event that the Borrower exercises its option to purchase Bonds in lieu of redemption pursuant to Section 4.01(E) of the Indenture and the amount on deposit in the Bond Fund is insufficient to pay the purchase price of any such Bonds to be purchased, to the Trustee for deposit in the Borrower Purchase Account under the Purchase Fund sufficient money to pay the purchase price of any such Bonds to be purchased on such date pursuant to Section 4.01(E) of the Indenture. It is the intention of the parties hereto that the purchase of the Bonds pursuant to Section 4.01(E) of the Indenture shall not constitute a prepayment of the loan of Bond proceeds made to the Borrower pursuant to this Agreement or a merger or extinguishment of the indebtedness of the Borrower hereunder or the Bonds so purchased and that such Bonds shall for all purposes continue to be regarded as Outstanding under the Indenture.

Section 4.2 Borrower Bonds. In order to secure its obligations under Sections 4.1, 4.6 and 4.7 of this Agreement, the Borrower shall execute and deliver to the Trustee, as assignee of the Authority, its Borrower Bonds.

Each such Borrower Bond will be in substantially the form set forth in the Supplemental Borrower Indenture.

Section 4.3 Payment of the Bonds from Payment of the Borrower Bonds and Other Amounts. Payments, and amounts which are deemed to be payments as provided in this Agreement, on the Borrower Bonds by the Borrower to the Trustee, as assignee of the Authority, shall constitute payments on the loan made to the Borrower under Section 4.1 of this Agreement. The Bonds shall be payable from payments made by the Borrower to the Trustee of payments on the Borrower Bonds delivered under this Agreement, or other payments made by or on behalf of the Borrower for that purpose. Payments of principal of or premium, if any, or interest on the Bonds with amounts held under the Indenture for that payment shall be deemed to be payments with respect to the Borrower Bonds. Whenever the Bonds are redeemable in whole or in part, the Authority will redeem them upon the request of the Borrower, and the Borrower covenants and agrees to pay an amount equal to the applicable redemption price of the Bonds as a prepayment of payments due on the Borrower Bonds. Whenever principal is required to be paid on the Bonds, whether at maturity or as a result of redemption or acceleration, an amount of Borrower Bonds equal to the principal amount of such Bonds being paid shall be subject to mandatory redemption on the date principal is due on the Bonds. Whenever payment or provision for payment has been made in respect of the principal of or premium, if any, or interest on all or any portion of the Bonds in accordance with the Indenture from sources other than the proceeds of a Credit Facility (whether at maturity or upon redemption or acceleration), the Borrower Bonds shall be deemed paid in a principal amount equal to the principal amount of the Bonds being paid, to the extent such payment or provision for payment of the Bonds has been made and is considered to be a payment of principal of, or premium, if any, or interest on the Bonds. If the Bonds or any portion of them are deemed paid in full from sources other than the proceeds of a Credit Facility, Borrower Bonds in a principal amount equal to the principal amount of the Bonds so deemed to be paid shall be cancelled and returned to the Borrower. Unless the Borrower is entitled to a credit under this Agreement or the Indenture, all payments due under this Agreement shall be in the full amount required under the Borrower Bonds and as required to make all payments of principal of and premium, if any, and interest on the Bonds as those amounts come due, for which no other funds are available.

The Authority, by the terms of the Indenture, shall require the Trustee to notify in writing the Person then serving as Mortgage Trustee of all payments or credits with respect to the Borrower Bonds.

All Borrower Bonds shall equally and ratably secure all outstanding Bonds.

Section 4.4 No Defense or Set-Off. The obligations of the Borrower to make the payments required under Sections 4.1, 4.6 and 4.7 of this Agreement and under the Borrower Bonds shall be absolute and unconditional, without defense, recoupment or set-off by reason of any default by the Authority under this Agreement or under any other agreement between the Borrower and the Authority or for any other reason, or failure of the Authority to perform and observe any agreement, whether express or implied, or any duty, liability or obligation to the Borrower, whether or not arising out of or connected with this Agreement, it being the intention of the parties that the payments required by the Borrower under the Borrower Bonds and this Agreement will be paid in full when due without any delay or diminution whatsoever.

Section 4.5 Assignment of Authority’s Rights. As security for the payment of its Bonds, the Authority will concurrently with the issuance of the Bonds pledge and assign to the Trustee the Authority’s rights under this Agreement (except the Unassigned Authority Rights), including the right of the Authority to receive the Borrower Bonds and the right to receive payments under them and under Section 4.1 of this Agreement, and the Authority covenants and agrees with the Borrower to pledge, assign and deliver the Borrower Bonds and payments made under this Agreement for payment of principal, premium or interest on the Bonds to the Trustee. The Authority directs the Borrower, and the Borrower agrees, to pay to the Trustee at its Principal Corporate Trust Office all payments under Section 4.1 of this Agreement and on the Borrower Bonds and other payments due and payable to the Trustee under this Agreement. The Borrower will make payments directly to the Trustee without defense or set-off by reason of any dispute between the Borrower and the Trustee or the Authority. The Authority agrees that the Trustee as assignee may enforce any and all rights and remedies under this Agreement, but the Authority retains the right also to proceed in its own name against the Borrower for the enforcement of the performance of any obligation of the Borrower with respect to the Unassigned Authority Rights, including by specific performance; provided, that in any such action seeking to enforce that performance, the Authority shall have no rights with respect to the Borrower Bonds, and in such event the obligation of the Borrower to make the payments required to repay the loan under this Agreement and payments required under the Borrower Bonds shall remain unconditional as provided in Section 4.4 of this Agreement.

The Authority and the Borrower covenant and agree that the Borrower Bonds will at all times be (i) in fully registered form; (ii) registered in the name of the Trustee; (iii) non-transferable except as provided in the Borrower Indenture; and (iv) appropriately marked to indicate clearly the restrictions on their transfer imposed by this Agreement.

Section 4.6 Prepayments. (a) Optional Prepayment. The Borrower may at any time prepay to the Trustee all or any part of the amounts payable under Section 4.1 of this Agreement in connection with any redemption by giving notice to the Trustee in accordance with Section 4.03 of the Indenture; such amounts will be used to redeem Bonds callable for optional redemption in accordance with their terms. A prepayment shall not relieve the Borrower of its obligations under this Agreement until all the Bonds have been paid or provision for the payment of all the Bonds has been made in accordance with the Indenture and of all other amounts due under this Agreement.

(b) Mandatory Payment. In the event of a mandatory redemption of the Bonds pursuant to Section 4.11 of the Indenture, the Borrower will prepay or cause to be prepaid all amounts necessary for such redemption.

Section 4.7 Agreement to Pay Purchase Price for Bonds. The Borrower agrees to pay to the Tender Agent on each date on which Bonds are subject to optional or mandatory tender for purchase an amount which, together with other amounts held by the Tender Agent or the Trustee under the Indenture and available for that purpose, will enable the Tender Agent to make payment of the Purchase Price of Bonds tendered for purchase on such date in full in a timely manner.

Section 4.8 Rights to Purchase Fund. Notwithstanding anything else in the Indenture or this Agreement to the contrary, neither the Authority nor the Borrower shall have any rights to or interest in the Purchase Fund or any amounts in it. The Borrower acknowledges that it has no right, title or interest in the Purchase Fund or in any amounts in it at any time and disclaims any such right, title or interest and further acknowledges that the Tender Agent shall have the sole right of withdrawal from that Fund.

Section 4.9 Credit Facilities.

(a) On the date of initial issuance of the Bonds, the Borrower shall deliver (or cause to be delivered) to the Trustee the Initial Credit Facility.

(b) The Borrower may at any time provide a Credit Facility with respect to any Bonds and terminate any such Credit Facility; provided that no such termination may be effected with respect to the Bonds during any Commercial Paper Mode, Fixed Rate Mode, Indexed Mode or Term Rate Mode then applicable with respect to the Bonds. The Borrower may substitute a Credit Facility for any Credit Facility then in effect; provided that no such substitution may be made with respect to the Bonds during any Commercial Paper Mode, Fixed Rate Mode, Indexed Mode or Term Rate Mode then applicable with respect to the Bonds. Prior to the provision or termination by the Borrower of any Credit Facility (whether in connection with the substitution of an existing Credit Facility or otherwise), there shall be delivered to the Authority and the Trustee (i) an Opinion of Counsel, which shall be Bond Counsel, to the effect that the delivery or termination, as the case may be, of such Credit Facility is permitted under the Indenture and this Agreement and complies with the terms of this Agreement and that the delivery or termination, as the case may be, of such Credit Facility will not adversely affect the tax-exempt status of interest on the Bonds and (ii) an Opinion of Counsel to the effect that such Credit Facility is the legal, valid and binding obligation of the Credit Facility Provider, enforceable in accordance with its terms. Upon provision of a Credit Facility to the Trustee and the foregoing Opinion of Counsel to the Authority and the Trustee, the Trustee shall accept such Credit Facility and, if so directed by the Borrower, upon the effective date of the Credit Facility promptly surrender the previously held Credit Facility, if any, in accordance with the respective terms thereof for cancellation. If at any time there shall cease to be any Bonds Outstanding secured by a Credit Facility or provision for payment of such Bonds has been made in accordance with Article X of the Indenture, the Trustee shall promptly surrender such Credit Facility in accordance with the terms of the Credit Facility for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

(c) Not less than 15 days prior to the termination, removal, substitution or delivery of any Credit Facility or the expiration of an existing Credit Facility with respect to the Bonds, the Borrower shall send written notice of such termination, removal, substitution, delivery or extension to the Trustee together with, as applicable, an agreement to extend the Credit Facility. Such notice shall also state, if applicable, the name of the provider of the proposed Credit Facility and its terms.

Section 4.10 Liquidity Facility Option. On the date of initial issuance of the Bonds, the Borrower shall deliver (or cause to be delivered) to the Trustee the Initial Credit Facility which provides for the payment of the Purchase Price of Bonds tendered for purchase and not remarketed as provided in the Indenture. Section 9.06 of the Indenture permits the Borrower to deliver a separate facility providing for the payment of such Purchase Price and correspondingly request that the Authority amend the Indenture to provide for such a separate facility. In such an event, this Agreement shall be amended upon the request of the Borrower to provide for the delivery and substitution of such a facility in a manner similar to that set forth in Section 4.9 hereof relating to Credit Facilities. No consent shall be required of Bondholders to any such amendment.

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.1 Additional Payments. The Borrower agrees to pay the following within 30 days after receipt of a bill for the following item(s):

(a) The reasonable fees and expenses of the Authority in connection with and as provided in this Agreement and the Bonds, such fees and expenses to be paid directly to the Authority or as otherwise directed in writing by the Authority;

(b) (i) The reasonable fees and expenses of the Trustee and all other fiduciaries and agents serving under the Indenture (including any expenses in connection with any redemption of the Bonds), and including any Remarketing Agent and Tender Agent fees, and (ii) all reasonable fees and expenses, including reasonable attorneys’ fees, of the Trustee for any extraordinary services rendered by it under the Indenture. All such fees and expenses are to be paid directly to the Trustee or other fiduciary or agent for its own account as and when such fees and expenses become due and payable; and

(c) All other reasonable fees and expenses incurred in connection with the issuance of the Bonds.

Section 5.2 Indemnity Against Claims.

(a) The Borrower will pay, and will protect, indemnify and save the Authority and Trustee and its respective past, present and future members, officers, directors, employees, agents, successor, assigns and any other person, if any, who “controls” the Authority or Trustee, as the case may be, as that term is defined in Section 15 of the Securities Act of 1933, as amended (the Authority, the Trustee and the other listed persons, collectively referred to as, the “Indemnified Persons”) harmless from and against any and all liabilities, losses, damages, taxes, penalties, costs and expenses (including attorneys’ fees and expenses of the Authority and Trustee), causes of action, suits, proceedings, claims, demands, tax reviews, investigations and judgments of whatsoever kind and nature (including, but not limited to, those arising or resulting from any injury to or death of any person or damage to property) arising from or in any manner directly or indirectly growing out of or connected with the following:

(1) the use, financing, non-use, condition or occupancy of the Project, any repairs, construction, alterations, renovation, relocation, remodeling and equipping thereof or thereto or the condition of any such Project including adjoining sidewalks, streets or alleys and any equipment or facilities at any time located on or connected with such Project or used in connection therewith but which are not the result of the gross negligence of the Authority or Trustee;

(2) a violation of any agreement, warranty, covenant or condition of this Agreement or any other agreement executed in connection with this Agreement;

(3) a violation of any contract, agreement or restriction by the Borrower relating to the Project;

(4) a violation of any law, ordinance, rules, regulation or court order affecting the Project or the ownership, occupancy or use thereof or the Bonds or use of the proceeds thereof;

(5) any statement or information concerning the Borrower, any of its officers and members, its operations or financial condition generally or the Project, contained in any official statement or supplement or amendment thereto furnished to the Authority or the purchaser of any Bonds, that is untrue or incorrect in any material respect, and any omission from such official statement or any statement or information which should be contained therein for the purpose for which the same is to be used or which is necessary to make the statements therein concerning the Borrower, any of its officers and members and the Project not misleading in any material respect, provided that such official statement or supplement or amendment has been approved by the Borrower and the Indemnified Persons did not have actual knowledge of the omission or misstatement; and

(6) the acceptance or administration of the Indenture, including without limitation the enforcement of any remedies under the Indenture and related documents.

(b) In case any claim shall be made or any action shall be brought against one or more of the Indemnified Persons in respect of which indemnity can be sought against the Borrower pursuant to the preceding paragraph (a), the Indemnified Party seeking indemnity shall promptly notify the Borrower, in writing, and the Borrower shall promptly assume the defense thereof, including the employment of counsel chosen by the Borrower and approved by the Authority or Trustee, or both (provided, that such approval by the Authority or Trustee shall not be unreasonably withheld), the payment of all expenses and the right to negotiate and consent to settlement. If any Indemnified Person is advised in a written opinion of counsel that there may be legal defenses available to such Indemnified Person which are adverse to or in conflict with those available to the Borrower or that the defense of such Indemnified Person should be handled by separate counsel, the Borrower shall not have the right to assume the defense of such Indemnified Person, but the Borrower shall be responsible for the reasonable fees and expenses of counsel retained by such Indemnified Person in assuming its own defense, and provided also that, if the Borrower shall have failed to assume the defense of such action or to retain counsel reasonably satisfactory to the Authority or Trustee within a reasonable time after notice of the commencement of such action, the reasonable fees and expenses of counsel retained by the

Indemnified Person shall be paid by the Borrower. Notwithstanding the foregoing, any one or more of the Indemnified Persons shall have the right to employ separate counsel with respect to any such claim or in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Person unless the employment of such counsel has been specifically authorized by the Borrower or unless the provisions of the immediately preceding sentence are applicable. The Borrower shall not be liable for any settlement of any such action affected without the consent of the Borrower, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action with or without consent, the Borrower agrees to indemnify and hold harmless the Indemnified Person from and against any loss, liability or expense by reason of such settlement or judgment.

(c) The Borrower shall also indemnify the Authority, Trustee and such Indemnified Persons for all reasonable costs and expenses, including reasonable counsel fees, incurred in: (i) enforcing any obligation of the Borrower under this Agreement or any related agreement, (ii) taking any action requested by the Borrower, (iii) taking any action required by this Agreement or any related agreement, or (iv) taking any action considered necessary by the Authority and which is authorized by this Agreement or any related agreement. If the Authority is to take any action under this Agreement or any other instrument executed in connection herewith for the benefit of the Borrower, it will do so if and only if (i) the Authority is a necessary party to any such action or proceeding, and (ii) the Authority has received specific written direction from the Borrower, as required hereunder or under any other instrument executed in connection herewith, as to the action to be taken by the Authority.

(d) All amounts payable to the Authority under this Section 5.2 shall be deemed to be fees and expenses payable to the Authority for the purposes of the provisions hereof and of the Indenture dealing with assignment of the Authority’s rights hereunder. The Authority and its members, officers, agents, employees and their successors and assigns shall not be liable to the Borrower for any reason.

(e) Any provision of this Agreement or any other instrument or document executed and delivered in connection therewith to the contrary notwithstanding, the Authority retains the right to (i) enforce any applicable federal or state law or regulation or resolution of the Authority, and (ii) enforce any rights accorded to the Authority by federal or state law or regulation of the Authority, and nothing in this Agreement shall be construed as an express or implied waiver thereof.

Section 5.3 Authority and Borrower Cooperation. In the event it may be necessary for the proper performance of this Agreement that application or applications for any permit or license to do or to perform certain things be made to any governmental or other agency by the Borrower or the Authority, the Borrower and the Authority each agree to execute upon the reasonable request of the other such application or applications.

Section 5.4 Maintenance of Existence and Qualification.

Unless the Borrower complies with the following provisions of this Section 5.4, the Borrower agrees that as long as any Bond is outstanding it will maintain its existence, will not dissolve, liquidate or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another legal entity or permit one or more other legal entities (other than one or more subsidiaries of the Borrower) to consolidate with or merge into it. Any dissolution, liquidation, disposition, consolidation or merger shall be subject to the following conditions:

(a) The Borrower provides a certificate to the Authority and Trustee, in form and substance satisfactory to such parties, to the effect that no event of default exists hereunder or under the Indenture and that no event of default hereunder or thereunder will be caused by the dissolution, liquidation, disposition, consolidation or merger;

(b) the entity surviving the dissolution, liquidation, disposition, consolidation or merger (i) is organized and existing under the laws of the United States, a state thereof or the District of Columbia and (ii) assumes in writing and without condition or qualification the obligations of the Borrower under each of the Borrower Agreements then in effect;

(c) such dissolution, liquidation, disposition, consolidation or merger is permitted under the Borrower Indenture;

(d) the Borrower or the entity surviving the dissolution, liquidation, disposition, consolidation or merger, within ten (10) days after execution thereof, furnishes to the Authority and Trustee a true and complete copy of the instrument of dissolution, liquidation, disposition, consolidation or merger;

(e) neither the validity nor the enforceability of the Bonds, the Indenture or any material agreement related to the Bonds to which the Borrower is a party is adversely affected by the dissolution, liquidation, disposition, consolidation or merger;

(f) the exclusion of the interest on the Bonds from gross income for federal income tax purposes is not adversely affected by the dissolution, liquidation, disposition, consolidation or merger, and the provisions of the Act, the Indenture and the Borrower Agreements then in effect are complied with concerning the dissolution, liquidation, disposition, consolidation or merger;

(g) no rating on the Bonds, if the Bonds are then rated, is reduced or withdrawn as a result of the dissolution, liquidation, disposition, consolidation or merger;

(h) the Project continues to be as described herein;

(i) any successor to the Borrower shall be qualified to do business in the State of Illinois and shall continue to be qualified to do business in the State throughout the term hereof; and

(j) the Authority has executed a certificate acknowledging receipt of all documents, information and materials required by this Section 5.4.

As of the effective date of the dissolution, liquidation, disposition, consolidation or merger, the Borrower (at its cost) shall furnish to the Authority and Trustee (i) an Opinion of

Counsel, which shall be Bond Counsel, which opinion shall be in form and substance satisfactory to such parties, as to items (e) and (f) above, and (ii) an Opinion of Counsel, in form and substance satisfactory such parties, as to the legal, valid and binding nature of the Borrower Agreements.

Section 5.5 Limited Obligations. The obligations of the Authority under this Agreement are special, limited obligations of the Authority, payable solely out of the revenues and income derived under this Agreement and as otherwise provided under this Agreement and the Indenture. The obligations of the Authority hereunder shall not be deemed to constitute an indebtedness or an obligation of the Authority, the State of Illinois or any political subdivision thereof within the purview of any constitutional limitation or statutory provision, or a charge against the credit or general taxing powers, if any, of any of them. The Authority does not have the power to levy taxes for any purposes whatsoever. Neither the Authority nor any member, director, officer, employee or agent of the Authority nor any person executing the Bonds shall be liable personally for the Bonds or be subject to any personal liability or accountability by reason of the issuance of the Bonds. No recourse shall be had for the payment of the principal of, premium, if any, and interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained in the Indenture, this Agreement or the Purchase Contract against any past, present or future member, officer, agent or employee of the Authority, or any incorporator, member, officer, employee, director or trustee of any successor corporation, as such, either directly or through the Authority or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such incorporator, member, officer, employee, director, agent or trustee as such is hereby expressly waived and released as a condition of and consideration for the execution of the Indenture and this Agreement and the issuance of the Bonds.

Section 5.6 Taxes and Governmental Charges. The Borrower will promptly pay, as they become due, all lawful taxes, assessments and governmental charges of any kind whatsoever including, without limitation, income, profits, property and excise taxes levied or assessed by federal, state or any local government upon the Authority with respect to any payments under this Agreement. The Authority agrees to give the Borrower prompt notice of any such assessments or governmental charges.

The Borrower may, at its expense and in its own name and behalf or in the name and behalf of the Authority, if it is a necessary party, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal from it, provided during such period enforcement of any such contested item shall be effectively stayed. The Authority, at the expense of the Borrower, will cooperate fully with the Borrower in any such contest.

Section 5.7 Exemption from Personal Liability. No recourse under or upon any obligation, covenant or agreement created by this Agreement, or for any claim based on this Agreement or otherwise in respect of it, shall be had against any incorporator, stockholder, director, officer or employee, as such, past, present or future, of the Borrower or of any predecessor or successor Person, either directly or through the Borrower, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement is solely a corporate obligation of the Borrower, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, directors, officers or employees, as such, of the Borrower or any predecessor or successor Person, or any of them, under or by reason of the obligations, covenants or agreements contained in this Agreement or implied from them; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, director, officer or employee, as such, under or by reason of the obligations, covenants or agreements contained in this Agreement, or implied from them, are expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

No recourse shall be had for the payment of the principal of or interest or premium on any of the Bonds or for any claim based on the Bonds or upon any obligation, covenant or agreement contained in this Agreement or in the Indenture, against any past, present or future member, director, officer, employee or agent of the Authority, or through the Authority, or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such member, director, officer, employee or agent as such is expressly waived and released as a condition of and in consideration for the execution of this Agreement, the Indenture and the issuance of any of the Bonds.

Section 5.8 Recording and Maintenance of Liens.

(a) The Borrower will, at its own expense, take all necessary action to maintain and preserve the liens and security interest of this Agreement, the Indenture, and any other relevant documents so long as any principal, premium, if any, or interest on the Bonds remains unpaid.

(b) The Borrower will, forthwith after the execution and delivery of this Agreement, the Indenture, the Borrower Bonds, and any other relevant documents and thereafter from time to time, cause this Agreement, the Indenture, the Borrower Bonds, and any other relevant documents, including any amendments thereof and supplements thereto, and any financing statements in respect thereof to be filed, registered and recorded in such manner and in such places as may be required by law in order to publish notice of and fully to perfect and protect the lien and security interest therein granted to the Trustee to the rights, if any, of the Authority assigned under this Agreement, the Indenture, the Borrower Bonds, and any other relevant documents, and from time to time will perform or cause to be performed any other act as provided by law and will execute or cause to be executed any and all continuation statements and further instruments necessary for such publication, perfection and protection. Except to the extent it is exempt therefrom, the Borrower will pay or cause to be paid all filing, registration and recording fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of such instruments of further assurance, and all federal or state fees and other similar fees, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Indenture, the Borrower Bonds, and any other relevant documents and such instruments of further assurance.

(c) The Authority shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the maintenance of any security interest intended to be perfected thereby. The Authority will execute such instruments provided to it by the Borrower as may be reasonably necessary in connection with such filing or recording.

Section 5.9 Compliance with Laws. The Borrower shall, through the term of this Agreement and at no expense to the Authority, promptly comply or cause compliance with all applicable laws, ordinances, orders, rules, regulations and requirements of duly constituted public authorities which may be applicable to any ownership interest it may have in the Project or to the repair and alteration thereof, or to the use or manner of use thereof, including, but not limited to, the Americans with Disabilities Act, Illinois Accessibility Code, all federal, state and local environmental, health and safety laws, rules, regulations and orders applicable to or pertaining to the Project, Federal Worker Adjustment and Retraining Notification Act and Illinois Prevailing Wage Act.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default. The occurrence and continuation of any one of the following shall constitute an “Event of Default” under this Agreement:

(i) failure by the Borrower to pay any loan repayments required to be paid under this Agreement on the dates and in the manner specified in this Agreement, and continuation of such failure after the expiration of any grace period applicable to the Borrower Bonds under the Borrower Indenture; or

(ii) failure by the Borrower to observe and perform any covenant or agreement in this Agreement to be observed or performed by it (other than as referred to in subsection (i) above), which shall occur and continue for a period of 60 days after written notice specifying such failure and requesting that it be remedied is given to the Borrower by the Authority or the Trustee, unless (A) the Authority and the Trustee shall agree in writing to an extension of such time prior to its expiration or (B) if the failure is such that it can be corrected (but not within such 60 day period), it shall not constitute an Event of Default under this Agreement if corrective action is instituted by the Borrower within such period and diligently pursued until such failure is corrected; provided, however, that the failure to observe any covenant, agreement or representation in this Agreement, which failure results in interest on the Bonds becoming includable for federal income tax purposes in the gross income of any owner of a Bond (other than an owner who is a “substantial user” of the Project or a “related person” of the facilities financed by the Bonds as defined in the Code) shall not be an Event of Default under this Agreement, and shall not give rise to any action by any Bondholders for breach of such covenant agreement or representation, so long as the Borrower is proceeding to redeem the Borrower Bonds in order to effect the redemption of the Bonds upon a determination of taxability as described in the Indenture and the Bonds; or

(iii) an Event of Default (as defined in the Borrower Indenture) shall occur and be continuing; or

(iv) an Event of Default shall occur and be continuing under the Indenture.

Section 6.2 Events of Default Under the Borrower Indenture; Remedies. The Trustee, as the assignee of the Authority and as an owner of the Borrower Bonds, shall have the remedies provided in the Borrower Indenture for owners of bonds issued under it upon the happening of any “Event of Default” as defined in the Borrower Indenture.

In addition to such remedies, the Authority (on its own behalf and without the consent of the Trustee) or the Trustee, as assignee of certain rights of the Authority under this Agreement, may at any time take any action at law or in equity to collect any payments then due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement.

Any amounts collected pursuant to action taken under this Section or under the Borrower Indenture shall be deposited with the Trustee and applied in accordance with the Indenture.

Section 6.3 Certain Fees and Expenses. If an Event of Default shall occur under this Agreement and the Authority or the Trustee shall employ attorneys or incur other expenses for the collection of payments due under this Agreement or for the enforcement of performance or observance of any obligation or agreement on the part of the Borrower contained in this Agreement, the Borrower will on demand reimburse the reasonable fees of such attorneys and such other reasonable expenses so incurred.

Section 6.4 No Remedy Exclusive. No remedy in this Agreement conferred upon or reserved to the Authority is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or in this Agreement existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any right or power, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Authority to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be in this Agreement expressly required. Such rights and remedies as are given the Authority under this Agreement shall also extend to the Trustee, and the Trustee and the Bondholders, subject to the provisions of the Indenture, shall be entitled to the benefit of all covenants and agreements in this Agreement.

Section 6.5 Waiver. In the event that any agreement contained in this Agreement shall be breached by either party and such breach shall subsequently be waived by the other party with the consent of the Trustee, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach under this Agreement.

Section 6.6 Default by the Authority – Limited Liability.

Notwithstanding any provision or obligation to the contrary set forth herein, no provision of this Agreement shall be construed so as to give rise to a pecuniary liability of the Authority or to give rise to a charge upon the general credit of the Authority, the liability of the Authority hereunder shall be limited to its interest in the Project, this Agreement and all other related documents and collateral and the lien of any judgment shall be restricted thereto. In the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be a debt of the Authority, nor shall the Authority be liable on any obligation so incurred. The Authority does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes, interest, commissions, charges, insurance or any other payments recited herein, and shall be obligated to pay the same only out of the amounts payable by the Borrower hereunder. The Authority shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if a default shall occur hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, requests, certificates or other communications shall be sufficiently given if mailed by first class mail, postage prepaid, addressed as follows: if to the Authority, at Illinois Finance Authority, Two Prudential Plaza, 180 North Stetson Avenue, Suite 2555, Chicago, Illinois 60601, Attention: Executive Director, with a copy to the attention of the General Counsel; if to the Borrower, to Commonwealth Edison Company, 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605 Attention: Treasurer, with a copy to the same address, Attention: General Counsel; and if to the Trustee at The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Division. A duplicate of each notice, certificate or other communication given under this Agreement by any party to the other shall also be given to the others. The parties may, by notice given under this Agreement, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

Section 7.2 Assignments. This Agreement may not be assigned by either party without consent of the other, except that the Authority shall pledge and assign to the Trustee rights of the Authority under this Agreement and the Borrower Bonds as provided by Section 4.5 of this Agreement or in the Indenture, and the Borrower may assign its rights under this Agreement to any transferee or any surviving or resulting Person pursuant to Section 5.4 of this Agreement.

Section 7.3 Amendments. This Agreement may not be amended except in accordance with Section 6.07 of the Indenture.

Section 7.4 Further Assurances. The Borrower covenants and agrees to pay the expenses of the Authority incurred, and to use its best efforts to cause the Authority to perform the obligations of the Authority, under Section 6.09 of the Indenture at the expense of the Borrower.

Section 7.5 Governing Law. This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of Illinois applicable to contracts to be wholly performed therein.

Section 7.6 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, that shall not invalidate or render unenforceable any other provision of this Agreement.

Section 7.7 Execution of Counterparts. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.8 Term of Agreement. This Agreement shall be in full force and effect from the date of this Agreement, and shall continue in effect until the payment in full of all principal of and premium, if any, and interest on the Bonds, or provision for their payment shall have been made pursuant to Article X of the Indenture, all fees, charges and expenses of the Authority and the Trustee have been fully paid or provision made for such payment (the payment of which fees, charges, indemnities and expenses shall be evidenced by a written certification of the Borrower that it has fully paid all such fees, charges and expenses) and all other amounts due under this Agreement have been duly paid or provision made for such payment. All representations, certifications and covenants by the Borrower as to the indemnification of various parties and the payment of fees and expenses of the Authority as described in Section 5.1 of this Agreement, and all matters affecting the tax-exempt status of the Bonds shall survive the termination of this Agreement.

Section 7.9 Indenture Provisions. The Indenture provisions concerning the Bonds and other matters therein are an integral part of the terms and conditions of the loan made by the Authority to the Borrower pursuant to this Agreement and the execution of this Agreement shall constitute conclusive evidence of approval of the Indenture by the Borrower to the extent it relates to the Borrower. Additionally, the Borrower agrees that, whenever the Indenture by its terms imposes a duty or obligation upon the Borrower, such duty or obligation shall be binding upon the Borrower to the same extent as if the Borrower were an express party to the Indenture, and the Borrower hereby agrees to carry out and perform all of its obligations under the Indenture as fully as if the Borrower were a party to the Indenture.

Section 7.10 Annual Certificate. For each year that the Agreement remains in effect, the Borrower will furnish to the Authority and Trustee on or before January 31 of each succeeding year, a certificate of the Borrower, signed by an Authorized Borrower Representative, stating that (i) the Borrower has made a review of its activities during the preceding calendar year for the purpose of determining whether or not the Borrower has complied with all of the terms, provisions and conditions of this Agreement, (ii) the Borrower has kept, observed, performed and fulfilled each and every covenant, provision and condition of this Agreement on its part to be performed, and (iii) the Borrower is not in default in the performance or observance of any of the covenants, provisions or conditions hereof, or if the Borrower shall be in default, such certificate shall specify all such defaults and the nature thereof.

Section 7.11 Supplements and Amendments to Agreement; Waivers. Subject to the terms, conditions and provisions of Section 6.07 of the Indenture, the Borrower and Authority, with the consent of the Trustee and the Credit Facility Provider, may from time to time enter into supplements and amendments to this Agreement. An executed copy of any of the foregoing amendments, changes or modifications shall be filed with the Trustee. The Trustee (with the consent of the Credit Facility Provider) may grant such waivers of compliance by the Borrower with provisions of this Agreement as to which the Trustee may deem necessary or desirable to effectuate the purposes or intent hereof and which, in the opinion of the Trustee, do not have a material adverse effect upon the interests of the Bondholders, provided that the Trustee shall file with the Authority any and all such waivers granted by the Trustee within three (3) Business Days thereof.

IN WITNESS, the Authority and the Borrower have caused this Agreement to be duly executed and their respective corporate seals to be affixed to this Agreement and attested by their duly authorized officers, all as of April 15, 2008.

ILLINOIS FINANCE AUTHORITY

By:	/s/ Kym M. Hubbard
Executive Director

(SEAL)

Attest:

/s/ Carla B. Burgess
Assistant Secretary

COMMONWEALTH EDISON COMPANY

By:	/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial
Officer and Treasurer

(SEAL)

Attest:

/s/ Donna Massey
Secretary

All right, title and interest of the Authority in and to this Agreement and the Borrower Bonds except for the rights of the Authority under Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.7, 5.8, 6.3, 7.2 and 7.4 of this Agreement, have been assigned to the Trustee pursuant to the Indenture.

EXHIBIT A

PROJECT

ELECTRIC GENERATING PLANTS

Braidwood Station, Braidwood, Illinois

Byron Station, Byron, Illinois

LaSalle County Station, Marseilles, Illinois

A-1